Exhibit 99.1

Supernus Pharmaceuticals to Announce First Quarter 2026 Financial Results and Host Conference Call on May 5, 2026

ROCKVILLE, Md., April 22, 2026 – Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that it will report first quarter 2026 financial and business results after the market closes on Tuesday, May 5, 2026.

Jack Khattar, President and CEO, and Tim Dec, Senior Vice President and CFO, will host a conference call and webcast on Tuesday, May 5, 2026, at 4:30 p.m. ET to discuss these results. Following management’s prepared remarks and discussion of business results, the call will be open for questions.

A live webcast will be accessible in the Events & Presentations section of the Company’s Investor Relations website at www.supernus.com/investors.

Participants may also pre-register any time before the call here. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

Following the live call, a replay will be available on the Company's Investor Relations website at www.supernus.com/investors. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases.

Our diverse neuroscience portfolio includes approved treatments for attention-deficit hyperactivity disorder (ADHD), dyskinesia in Parkinson's disease (PD) patients receiving levodopa-based therapy, hypomobility in PD, postpartum depression (PPD), epilepsy, migraine, cervical dystonia, and chronic sialorrhea. We are developing a broad range of novel product candidates for CNS disorders.

For more information, please visit www.supernus.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the Company's ability to sustain and increase its profitability; the Company's ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company's corporate strategy; the Company's future financial performance and projected expenditures; the Company's ability to increase the number of prescriptions written for each of its products, and the products of its subsidiaries; the Company's ability to increase its net revenue from its products, and the products of its subsidiaries; the Company's ability to commercialize its products, and the products of its subsidiaries the Company's ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company's product research and development activities, including the timing and progress of the Company's clinical trials, and projected expenditures; the Company's ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company's product candidates; the Company's ability to protect its intellectual property and the intellectual property of its subsidiaries and operate its business without infringing upon the intellectual property rights of others; the Company's expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company's product candidates; the accuracy of the Company's estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company's ability to increase its manufacturing capabilities for its products and product candidates; the Company's projected markets and growth in markets; the Company's product formulations and patient needs and potential funding sources; the Company's staffing needs; changes to laws and regulations applicable to our industry, the impact of macroeconomic factors, such as economic downturns or uncertainty, international conflict, trade disputes and tariffs; and other risk factors set forth from time to time in the Company's filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Jack A. Khattar, President and CEO
Timothy C. Dec, Senior Vice President and CFO
Supernus Pharmaceuticals, Inc.
(301) 838-2591

Or

INVESTOR CONTACT:

Peter Vozzo
ICR Healthcare
(443) 213-0505
peter.vozzo@icrhealthcare.com